Exhibit 10.7

AMENDMENT NO. 1 TO
ERP SOFTWARE SHARING AGREEMENT

          This AMENDMENT NO. 1 (this “Amendment”) amends the ERP Software Sharing Agreement, dated as of January 31, 2002 (the “Agreement”), by and among (A) Verint Systems Ltd. (formerly known as Comverse Infosys Ltd.), a subsidiary of Verint Systems Inc. incorporated under the laws of the State of Israel with its offices at 23 Habarzel St., Tel-Aviv, Israel (“Verint”) and (B) Comverse Ltd., a subsidiary of Comverse Technology, Inc. incorporated under the laws of the State of Israel, with its principal address at 29 Habarzel Street, Tel Aviv, Israel (“Comverse”).  Capitalized terms not otherwise defined herein have the respective meanings ascribed thereto in the Agreement.  Verint and Comverse, as the parties hereto, desire to add certain terms and conditions to the Agreement, and the terms and conditions of this Amendment form a part thereof and should be read in conjunction therewith.

          WHEREAS, in exchange for good and valuable consideration, the receipt of which is acknowledged hereby Comverse permits the use of the Software by Verint, its parent Verint Systems Inc. and the other wholly owned subsidiaries of Verint Systems Inc.;

          NOW, THEREFORE, the parties hereto hereby agree as follows:

1.

Insert the following sentence as the last sentence of Section 1 of the Agreement: “As promptly as reasonably practicable but in no event no later than September  30, 2003, subject to technical limitations out of Comverse’ control after the expenditure of commercially reasonable efforts, Comverse shall cause the version of the Software it is providing to Verint pursuant to the Agreement to be upgraded to version 11i (the “Updated Version”), including any related software designed to operate with the Updated Version (the “Related Software”).  In addition, Comverse shall ensure that the License grants rights to use the Updated Version and the Related Software for the same number of modules and users currently existing for Version 11.3. In consideration for Comverse’s covenants related to the Updated Version and Related Software, Verint shall pay to Comverse a single payment of $175,000 (one hundred and seventy five thousand USD) pursuant to an invoice to be issued from Comverse no earlier than December 31, 2003, that shall be paid by Verint  paid within forty five days of receipt of such invoice.”

2.	The first sentence of Section 2 of the Agreement, which reads,

“In consideration of the services set forth in Section 1 above, Infosys shall pay Comverse a quarterly fee of $25,000 (twenty five thousand USD)(the “Fees”), plus VAT, in respect of each fiscal quarter or part thereof during the term of this Agreement,” shall be deleted in its entirety and replaced with the following sentence:

“In consideration of the services set forth in Section 1 above and in addition to the payment of $175,000 set forth in Section 1, Verint shall pay Comverse as follows:  a quarterly fee of $28,000 (twenty eight thousand USD) for each and every fiscal quarter through and including the fiscal quarter ending on January 31, 2004; For the avoidance of doubt, the quarterly fee of $28,000 (twenty eight thousand USD) shall be solely for each and every fiscal quarter commencing on the first fiscal quarter of 2003 (fiscal quarter ending on April 30, 2003) through and including the fiscal quarter ending on January 31, 2004.a quarterly fee of $35,500 (thirty five thousand five hundred USD) for each fiscal quarter for the quarters ending on  April 30, 2004, July 31, 2004, October 31, 2004 and January 31, 2005; a quarterly fee of $36,750 (thirty six thousand seven hundred fifty USD) for each fiscal quarter for the quarters ending on  April 30, 2005, July 31, 2005, October 31, 2005 and January 31, 2006; and a quarterly fee of $38,000 (thirty eight thousand USD) for each fiscal quarter for the quarters ending on  April 30, 2006, July 31, 2006, October 31, 2006 and January 31, 2007 (the “Fees”). VAT shall be added by Verint to each and every payment of any fee specified in the Agreement and this Amendment

3.	The first sentence of Section 3 of the Agreement, which reads,

“Subject to Section 6 hereof, this Agreement shall be effective as from February 1, 2002, and will be valid for a period of at least two years thereafter (the “Initial Term”),”

shall be deleted in its entirety and replaced with the following sentence:

“Subject to Section 6 hereof, this Agreement shall be effective as from February 1, 2002, and will be valid for a period ending no earlier than January 31, 2007 (the “Initial Term”).”

4.	The terms of certain service levels set forth in Exhibit A are hereby annexed hereto and made a part hereof.

5.

Except as specifically amended hereby, all terms, provisions and conditions of the Agreement shall remain in full force and effect, and such terms, provisions and conditions shall govern this Amendment.

COMVERSE LTD.	VERINT SYSTEMS LTD.

Name:	Name:
Title:	Title:
Date:	Date: